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                                                                 EXHIBIT 3(i)(a)




                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                            LCI INTERNATIONAL, INC.

          LCI INTERNATIONAL, INC. (formerly, LCI Communications Holdings Co.), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, was incorporated by the filing of an original Certificate of Incorporation with the Office of the Secretary of State of Delaware on August 16, 1988, which certificate was amended and restated by the filing of an Amended and Restated Certificate of Incorporation on June 4, 1992 and further amended by the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation on January 25, 1993, by the filing of an Amended and Restated Certificate of Incorporation on April 1, 1993, and by the filing of an Amended and Restated Certificate of Incorporation on May 12, 1993, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation on May 11, 1994 (collectively, the "Amended Certificate of Incorporation").

          This Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended Certificate of Incorporation and was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.


                                   ARTICLE I

          The name of the corporation (the "Corporation") is LCI International, Inc.

                                   ARTICLE II


          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.
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                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

          1. The total number of shares of stock which the Corporation shall have authority to issue is 315,000,000 shares consisting of 300,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and 15,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

          2. The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article IV, to fix from time to time before issuance thereof the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

               (a) the designation of the series and the number of shares to constitute each series;

               (b) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including possible preferences over dividends on the Common Stock or any other class or classes);

               (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;





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               (d) the terms and amount of any sinking, retirement or purchase fund;

               (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

               (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

               (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

               (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or other class or classes or series of stock);

               (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

               (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of this Amended and Restated Certificate of Incorporation.

          All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs 2(a) to 2(j) inclusive above.

          3. Except as otherwise may be required by law, and except as otherwise may be provided in this Amended and Restated Certificate of Incorporation or in the resolution of the Board of Directors of the Corporation creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for





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the election of directors and for all other purposes, each holder of the Common
Stock being entitled to one vote for each share thereof held.

                                   ARTICLE V

                 The Corporation is to have perpetual existence.

                                   ARTICLE VI

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation.


                                  ARTICLE VII


                 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.




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                                  ARTICLE VIII


                 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three.
The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of total directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article VIII,
Section 1 and the number of such





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directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of this Article VIII, Section 1, in each case unless expressly provided by such terms.

          2. Any director elected by the stockholders or by the Board of Directors to fill a vacancy may be removed only for cause by the affirmative vote of the holders of a majority of all the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors, given at a duly called annual or special meeting of stockholders. Any officer appointed by the Board of Directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

          3. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, this ARTICLE VIII shall not be altered, amended or repealed, and no provision inconsistent with this Article VIII shall be adopted without the affirmative vote of the holders of at least 66-2/3% of all the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

                                   ARTICLE IX

                 Elections of directors need not be by written ballot.

                                   ARTICLE X

                 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.





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          2.  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (including an action by or in the right of the Corporation), by reason of the fact that he is or was serving as a director or officer of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the director or officer in connection with a proceeding. All such indemnification shall continue as to a director or officer who has ceased to be a director or officer and shall continue to the benefit of such director's or officer's heirs, executors and administrators. Except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). If the Delaware General Corporation Law requires, an advancement of expenses incurred by a director in his capacity as a director or an officer in his capacity as an officer shall be made only upon delivery to the Corporation of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by final judicial decision that such director or officer is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

               (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within ninety days after receipt of a written claim, the director or officer may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days.) If successful in any such suit, the director or officer will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the director or officer to enforce a right to indemnification hereunder (but not





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in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that the director or officer has not met the applicable standard of conduct under the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the director or officer has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the director or officer has met the applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law, nor an actual determination by the Board of Directors of the Corporation that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

               (c) The rights to indemnification and to the advancement of expenses conferred in this Section will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

               (e) The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the same extent as for directors and officers of the Corporation.





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         IN WITNESS WHEREOF, LCI INTERNATIONAL, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by H. Brian Thompson, its Chief Executive Officer, and attested to by Lee M. Weiner, its Assistant Secretary, this 8th day of May, 1996.

                              LCI INTERNATIONAL, INC.


                              By: /s/ H. BRIAN THOMPSON
                                 -------------------------------

Attest:


By: /s/ LEE M. WEINER
   ----------------------------




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